                        UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549

                        SCHEDULE 14A
                       (RULE 14a-101)

            INFORMATION REQUIRED IN PROXY STATEMENT

                    SECTION 14A INFORMATION

    PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECUTIRIES
                EXCHANGE ACT OF 1934, AS AMENDED.

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 14a-11(c) or Rule 14a-12

                      THE KNOT, INC.
------------------------------------------------------------------------
     (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------

     (5)  Total fee paid:

    --------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1) Amount Previously Paid:

    --------------------------------------------------------------------

          (2) Form, Schedule or Registration Statement No.:

    --------------------------------------------------------------------

          (3) Filing Party:

    --------------------------------------------------------------------

          (4) Date Filed:
    --------------------------------------------------------------------

                                     [Logo]

                                 THE KNOT, INC.
                            462 BROADWAY, 6TH FLOOR
                            NEW YORK, NEW YORK 10013

                                                                  April 10, 2002

To the Stockholders of
THE KNOT, INC.:

    You are cordially invited to attend the Annual Meeting of Stockholders of The Knot, Inc., to be held at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, 46th Floor, New York, New York 10019 on Wednesday, May 15, 2002 at 9:00 a.m.

    Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement which you are urged to read carefully.

    If you do not plan to attend the Annual Meeting, please sign, date, and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

    We look forward to seeing you at the Annual Meeting.

                                       /s/ DAVID LIU
                                           DAVID LIU
                                           President, Chief Executive Officer
                                           and Chairman of the Board

                             YOUR VOTE IS IMPORTANT

    IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES).

                                     [Logo]

                                 THE KNOT, INC.
                            462 BROADWAY, 6TH FLOOR
                            NEW YORK, NEW YORK 10013

                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 15, 2002
                            ------------------------

To the Stockholders of
THE KNOT, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Knot, Inc. ('The Knot') will be held at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, 46th Floor, New York, New York 10019 on Wednesday, May 15, 2002 at 9:00 a.m. (the 'Annual Meeting') to consider and vote upon the following matters, which are more fully described in the accompanying Proxy Statement:

        1. To elect one (1) director to the class of directors whose term expires in 2005. The Board has nominated David Liu for re-election at the Annual Meeting;

        2. To ratify the appointment of Ernst & Young LLP as The Knot's independent auditors for the fiscal year ending December 31, 2002; and

        3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. All stockholders of record at the close of business on March 26, 2002 will be entitled to vote at the Annual Meeting and at any adjournment thereof. The stock transfer books of The Knot will remain open between May 1, 2002 and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and, while the transfer books remain open prior thereto, at our offices during regular business hours.

                                          By Order of the Board of Directors

                                      /s/ RICHARD SZEFC
                                          RICHARD SZEFC
                                          Secretary

April 10, 2002

    YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                 THE KNOT, INC.
                            462 BROADWAY, 6TH FLOOR
                            NEW YORK, NEW YORK 10013

                           --------------------------
                                PROXY STATEMENT
                           --------------------------

GENERAL

    This Proxy Statement is furnished to the holders of common stock, par value $0.01 per share (the 'Common Stock'), of The Knot, Inc., a Delaware corporation ('The Knot'), in connection with the solicitation by the Board of Directors (the 'Board') of The Knot for use at the annual meeting of stockholders to be held on May 15, 2002, and at any adjournment or postponement of the annual meeting (the 'Annual Meeting'). The Annual Meeting will be held at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, 46th Floor, New York, New York 10019 on Wednesday, May 15, 2002 at 9:00 a.m. All stockholders of record on March 26, 2002 will be entitled to notice of and to vote at the Annual Meeting. We intend to mail this Proxy Statement and the accompanying proxy (the 'Proxy') to our stockholders on or about April 15, 2002.

    The mailing address of our principal executive office is 462 Broadway, 6th Floor, New York, New York 10013.

PURPOSE OF MEETING

    The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders (collectively, the 'Proposals'). Each Proposal is described in more detail in this Proxy Statement.

VOTING

    On March 26, 2002, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 18,337,164 shares of Common Stock outstanding held by 154 stockholders of record. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and, while the stock transfer books remain open prior thereto, during regular business hours at our principal executive office at the address specified above. You are entitled to one vote for each share of Common Stock you hold.

    The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting, and abstentions will have the effect of negative votes. 'Broker non-votes' are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner.

PROXIES

    If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors proposed by the Board, and FOR the approval of Ernst & Young LLP as The Knot's independent auditors.

    Any person giving a Proxy has the power to revoke it at any time before its exercise. It may be revoked by:

      notifying the Secretary of The Knot in writing before the Annual Meeting;

      delivering to the Secretary of The Knot before the Annual Meeting a signed proxy with a later date; or

      attending the Annual Meeting and voting in person.

SOLICITATION

    We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

    The Knot's Amended and Restated Certificate of Incorporation, as amended (the 'Certificate of Incorporation'), provides for a classified Board consisting of three classes of directors serving staggered three year terms. These classes are required to be as nearly equal in number as possible. Our Amended and Restated Bylaws provide for a Board consisting of such number of directors as may be fixed from time to time by resolution of the members of the Board or by our stockholders at an annual meeting of stockholders. One director is to be elected at the Annual Meeting for a term expiring at the 2005 annual meeting of stockholders or until a successor has been duly elected and qualified.

    The Board has nominated David Liu to stand for re-election to the class of directors whose term expires at the 2005 annual meeting of stockholders or until a successor is elected and has qualified. The person nominated for re-election has agreed to serve if elected, and management has no reason to believe that the nominee will be unavailable to serve. In the event the nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them 'FOR' the nominee named below.

BUSINESS EXPERIENCE OF NOMINEE FOR ELECTION TO TERM EXPIRING IN 2005

    David Liu (36) is a co-founder of The Knot and has been our Chief Executive Officer and a director since our inception in May 1996. From January 1993 to May 1996, Mr. Liu served as Director of Production of RunTime Inc., a CD-ROM development firm that he co-founded with Carley Roney. Prior to January 1993, Mr. Liu was the Director of Production at VideOvation, a subsidiary of Reader's Digest. Mr. Liu received a B.F.A. in Film and Television from New York University. Mr. Liu is married to Ms. Roney, our Editor-in-Chief.

BUSINESS EXPERIENCE OF CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2003

    Randy Ronning (53) has served as one of our directors since June 2001. Mr. Ronning has been the Executive Vice President of Affiliate Relations, iQVC, and New Business Development at QVC since January 2001. Prior to 2001, Mr. Ronning held various management positions at JC Penney. From 1998 to 2000, he was President of the Catalog and Internet Divisions. From 1994 to 1997 he was President of the Home and Leisure Division. From 1992 to 1994, he was President of JC Penney International. Mr. Ronning is a board member of the Fashion Institute of Technology and the Direct Marketing Association. Mr. Ronning received a B.A. in Journalism from the University of Oregon.

    Ann Winblad (51) has served as one of our directors since April 1998. Ms. Winblad has been a general partner of Hummer Winblad Venture Partners, a venture capital investment firm, since 1989. She is a member of the board of trustees of the University of St. Thomas and is an advisor to numerous entrepreneurial groups such as the Software Development Forum and the Stanford/MIT Venture Forum. Ms. Winblad also serves on the boards of directors of Net Perceptions Inc., a provider of real time personalization and precision marketing software solutions for the Internet and multi-channel retailers, Liquid Audio Inc., a provider of an open platform that enables the digital delivery of music over the Internet, and several private companies. Ms. Winblad received a B.A. in Mathematics and Business Administration from the University of St. Catherine and an M.A. in education with an economics focus from the University of St. Thomas.

BUSINESS EXPERIENCE OF CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2004

    Sandra Stiles (52) has been our Chief Operating Officer since November 1998 and Assistant Secretary since September 1999. From November 1998 to May 1999, she served as our Chief Financial Officer. Ms. Stiles has served as one of our directors since May 1998. From September 1994 to October 1998, she was the Senior Vice President and Director of Operations for the Children's Book and Value Publishing division of Random House. She also served as a Vice President and the Corporate Controller of Random House from October 1990 to August 1994. Prior to October 1990, Ms. Stiles held various positions at OmniCorp Holdings, Inc., Bertelsmann Inc. and Arthur Andersen & Co. Ms. Stiles received a B.S. in Accounting from New York University.

    Joseph Brehob (34) has served as one of our directors since April 2002. Mr. Brehob has been the Vice President of Internet Marketing of The May Department Stores Company since January 2001. From November 1997 until January 2001, Mr. Brehob served as a Divisional Vice President of The May Merchandising Division. Prior to November 1997, he held various management and other positions with May. He has been employed by The May Department Stores Company since 1991. Mr. Brehob received a B.S. in Business from Indiana University.

BOARD MEETINGS AND COMMITTEES

    The Board met a total of nine times and acted by written consent once during the year ended December 31, 2001. The Board has a Compensation Committee and an Audit Committee.

    The Compensation Committee is currently composed of Ms. Winblad and Mr. Ronning. The Compensation Committee met three times in 2001. The Compensation Committee recommends, reviews and oversees the salaries, benefits and stock option plans for our employees, consultants, directors and other individuals whom we compensate. The Compensation Committee also administers our compensation plans.

    The Audit Committee is currently composed of Ms. Winblad, Mr. Ronning and Mr. Brehob. Mr. Brehob joined the Audit Committee in April 2002. Each member of the Audit Committee is independent, as independence is defined in Rule 4200 (a)
(15) of the National Association of Securities Dealers' listing standards. The Audit Committee met five times in 2001. The Audit Committee reviews, acts on and reports to the Board on various auditing and accounting matters, including the selection of our auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of our independent auditors and the accounting practices of The Knot. The Board has adopted a written charter for the Audit Committee, a copy of which was attached as an appendix to last year's proxy statement.

    Each director attended at least 75% of the aggregate of (i) the total meetings of the Board and (ii) the total number of meetings held by all Committees of the Board on which he or she served, with respect to the Board meetings and Committee meetings, respectively, held in that portion of 2001 during which the director was serving as a member of the Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    In 2001, the Compensation Committee consisted of Mr. John Link, the Chief Information Officer of QVC, who was succeeded on the Board and Compensation Committee by Mr. Ronning on June 15, 2001, and Ms. Winblad.

    Mr. Ronning is the Executive Vice President of Affiliate Relations, iQVC, and New Business Development at QVC, and Ms. Winblad is the general partner of Hummer Winblad Venture Partners. See 'Certain Relationships and Related Party Transactions.'

DIRECTOR COMPENSATION

    We reimburse our directors for travel and other out-of-pocket costs incurred in connection with the attendance at meetings of the Board. In addition, our 1999 Stock Incentive Plan (the '1999 Plan') provides that each eligible non-employee director will automatically receive an option to purchase 15,000 shares of Common Stock upon such director's initial election or appointment to the Board. Each 15,000-share option will vest in a series of three (3) successive annual installments upon the optionee's completion of each year of Board service over the three-year period measured from the option grant date. The 1999 Plan also provides that, on the date of each annual meeting of stockholders, each non-employee Board member who is to continue to serve as a non-employee Board member will automatically be granted an option to purchase 5,000 shares of Common Stock. Each annual 5,000-share option will vest upon the optionee's completion of one (1) year of Board service measured from the option grant date. The exercise price per share in effect for options granted to directors under the 1999 Plan is the closing sale price of the Common Stock on the grant date.

    Under the Automatic Option Grant Program of the 1999 Plan, on June 15, 2001, Mr. Ronning received an automatic option grant to purchase 15,000 shares of Common Stock. The exercise price per share in effect under the option is $0.43, the fair market value per share of the Common Stock on the grant date. The option grant will vest in a series of three (3) successive annual installments upon Mr. Ronning's completion of each year of Board service over the three-year period measured from the grant date.

VOTE REQUIRED

    The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. The candidate for the class of directors whose terms expire at the 2005 annual meeting of stockholders receiving the highest number of affirmative votes of the stockholders entitled to vote at the Annual Meeting will be elected a director of The Knot. Unless otherwise instructed, the proxyholders will vote each returned Proxy 'FOR' the nominee named above.

RECOMMENDATION OF THE BOARD

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' THE NOMINEE LISTED ABOVE.

                                   PROPOSAL 2

                      RATIFICATION OF INDEPENDENT AUDITORS

    The Board of Directors has reappointed the firm of Ernst & Young LLP, independent auditors for The Knot during the fiscal year ended December 31, 2001, to serve in the same capacity for the year ending December 31, 2002, and is asking the stockholders to ratify this appointment. Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    The appointment of independent accountants is approved annually by the Board, based on the recommendation of the Audit Committee, and subsequently submitted to the stockholders for ratification. Before making its recommendation to the Board for the appointment of Ernst & Young LLP, the Audit Committee carefully considered that firm's qualifications as independent accountants for the Company. This included a review of its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Committee has expressed its satisfaction with Ernst & Young LLP, in all of these respects.

FEES

    Audit Fees. The aggregate fees billed for professional services rendered for the audit of our annual financial statements for our fiscal year 2001 and the reviews of the financial statements included in our Forms 10-Q for such fiscal year were $227,050.

    Financial Information Systems Design and Implementation Fees. No fees were billed for services rendered by Ernst & Young LLP relating to financial information systems design and implementation.

    All Other Fees. The aggregate fees billed for all other services rendered by Ernst & Young LLP were $58,000. These fees were for tax consulting and tax compliance services.

VOTE REQUIRED

    The affirmative vote of a majority of the stockholders represented and voting at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. In the event the stockholders fail to ratify the appointment, the Board will reconsider its selection. Even if the selection is ratified, the Board, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board believes that such a change would be in The Knot's and our stockholders' best interests.

RECOMMENDATION OF THE BOARD

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' THE RATIFICATION AND APPROVAL OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE KNOT'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2002.

                            OWNERSHIP OF SECURITIES

    The following table sets forth certain information regarding the beneficial ownership of The Knot's Common Stock as of March 26, 2002 by (i) each person or group of affiliated persons known by us to beneficially own more than five percent of our Common Stock, (ii) each of our directors and nominees for director, (iii) our named executive officers and (iv) all of our directors and executive officers as a group.

                                                                              AMOUNT AND NATURE
                                                                           OF BENEFICIAL OWNERSHIP
                                                                             OF COMMON STOCK(2)
                                                              -------------------------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                               NUMBER                    PERCENT
---------------------------------------                       -----------------------   -----------------------
David Liu(3)(4).............................................           709,653                    3.9%
Sandra Stiles(5)............................................           394,771                    2.1
Richard Szefc(6)............................................           229,562                    1.2
Randy Ronning(7)............................................         4,025,590                   22.0
Ann Winblad(8)..............................................         2,560,000                   14.0
Joseph Brehob(9)............................................         3,575,747                   19.5
Interactive Technology Holdings, LLC(10)....................         4,025,590                   22.0
May Bridal Corporation(11)..................................         3,575,747                   19.5
Hummer Winblad Funds(8).....................................         2,560,000                   14.0
Special Situations Funds(12)................................         1,925,650                   10.5
All directors and executive officers as a group (6
  persons)(13)..............................................         3,893,986                   20.5%

---------

 (1) Except as otherwise indicated, (i) the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable and (ii) the address of all employee stockholders listed in the table is 462 Broadway, 6th Floor, New York, NY 10013. Beneficial ownership is calculated pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended. The

                                              (footnotes continued on next page)

(footnotes continued from previous page)

     addresses of individual non-employee directors and nominees for election to the Board are indicated in their corresponding footnotes.

 (2) On March 26, 2002, 18,337,164 shares of Common Stock were issued and outstanding.

 (3) Includes 39,063 shares of Common Stock issuable upon the exercise of presently exercisable options and 5,208 shares of Common Stock issuable upon the exercise of options exercisable within 60 days. Excludes 122,396 shares of Common Stock issuable upon the exercise of options that do not vest within 60 days of March 26, 2002.

 (4) Excludes 673,383 shares of Common Stock owned by this stockholder's spouse. Excludes 31,250 shares of Common Stock issuable upon the exercise of presently exercisable options or the exercise of options exercisable within 60 days of March 26, 2002 owned by this stockholder's spouse.

 (5) Includes 333,229 shares of Common Stock issuable upon the exercise of presently exercisable options and 21,042 shares of Common Stock issuable upon the exercise of options exercisable within 60 days. Excludes 122,396 shares of Common Stock issuable upon the exercise of options that do not vest within 60 days of March 26, 2002.

 (6) Includes 210,937 shares of Common Stock issuable upon the exercise of presently exercisable options and 15,625 shares of Common Stock issuable upon the exercise of options exercisable within 60 days. Excludes 273,438 shares of Common Stock issuable upon the exercise of options that do not vest within 60 days of March 26, 2002.

 (7) Consists of 4,025,590 shares of Common Stock owned by Interactive Technology Holdings, LLC, an affiliate of QVC. Mr. Ronning disclaims beneficial ownership of the shares of Common Stock owned by Interactive Technology Holdings, LLC, except to the extent of his pecuniary interest therein. Mr. Ronning's address is c/o QVC, Studio Park, West Chester, PA 19380. Excludes 15,000 shares of Common Stock issuable upon the exercise of options that do not vest within 60 days of March 26, 2002.

 (8) Consists of 2,432,000 shares of Common Stock owned by Hummer Winblad Venture Partners III, L.P. and 128,000 shares of Common Stock owned by Hummer Winblad Technology Fund III, L.P. (collectively, the 'Hummer Winblad Funds'). John Hummer, Ann Winblad (one of our directors) and Mark Gorenberg are general partners of Hummer Winblad Equity Partners II, L.P. ('HWII'), the general partner of each of the Hummer Winblad Funds. Consequently, HWII and Mr. Hummer, Ms. Winblad and Mr. Gorenberg may each be deemed to beneficially own all of the shares held by the Hummer Winblad Funds. HWII, Mr. Hummer, Ms. Winblad and Mr. Gorenberg each disclaim beneficial ownership of such shares, except to the extent of their respective pecuniary interest therein. The address of the Hummer Winblad Funds is 2 South Park, 2nd Floor, San Francisco, CA 94107.

 (9) Consists of 3,575,747 shares of Common Stock owned by May Bridal Corporation, an affiliate of May Department Stores Company. Mr. Brehob disclaims beneficial ownership of the shares of Common Stock owned by May Bridal Corporation, except to the extent of his pecuniary interest therein. Mr. Brehob's address is c/o May Department Stores Company, 611 Olive Street, St. Louis, MO 63101-1799. Excludes 15,000 shares of Common Stock issuable upon the exercise of options that do not vest within 60 days of March 26, 2002.

(10) Consists of 4,025,590 shares of Common Stock owned by Interactive Technology Holdings, LLC. The address of Interactive Technology Holdings, LLC is 222 Delaware Avenue, Suite 1448, 14th Floor, Wilmington, DE 19801-1621.

(11) Consists of 3,575,747 of Common Stock held by May Bridal Corporation, an affiliate of May Department Stores Company. The address of May Bridal Corporation is 611 Olive Street, St. Louis, MO 63101-1799.

(12) This figure is based on information set forth in Schedule 13G/A filed with the SEC on February 12, 2002 by Special Situations Fund III (the 'Fund'), L.P., MGP Advisers Limited Partnership

                                              (footnotes continued on next page)

(footnotes continued from previous page)

     ('MGP'), Special Situations Technology Fund, L.P. ('SST'), SST Advisers L.L.C. ('SSTA'), Special Situations Cayman Fund, L.P. (the 'Cayman Fund'), AWM Investment Company, Inc. ('AWM'), Austin W. Marxe ('Marxe') and David
     M. Greenhouse ('Greenhouse'). The Schedule 13G/A states that 1,925,650 shares are beneficially owned by Marxe and Greenhouse, of which 1,232,350 shares are owned by the Fund, 200,000 shares are owned by SST and 493,300 shares are owned by the Cayman Fund. The Schedule 13G/A further states that
     (i) the principal occupation of Marxe and Greenberg is to serve as officers, directors and members or principal shareholders of MGP, SSTA, and AWM and (ii) these individuals have the sole power to vote and the sole power to dispose of all 1,925,650 shares. The address of Special Situation Funds is 153 East 53rd Street, New York, NY 10022.

(13) Includes 625,103 shares of Common Stock issuable upon the exercise of options which are currently vested or which vest within 60 days of March 26, 2002. Excludes 548,230 shares of Common Stock issuable upon the exercise of options that do not vest within 60 days of March 26, 2002.

                                   MANAGEMENT

    The following table sets forth, as of March 26, 2002, the name, age and position of each of our executive officers and other key employees.

                       NAME                          AGE                    POSITION
                       ----                          ---                    --------
David Liu..........................................  36    President, Chief Executive Officer and
                                                             Chairman of the Board
Sandra Stiles......................................  52    Chief Operating Officer, Assistant
                                                           Secretary and Director
Richard Szefc......................................  52    Chief Financial Officer, Treasurer and
                                                             Secretary
Carley Roney.......................................  33    Editor-in-Chief

    David Liu is our President, Chief Executive Officer and Chairman of the Board. See 'Business Experience of nominees for election to terms expiring in 2005 ' for a discussion of Mr. Liu's business experience. Mr. Liu is married to Ms. Roney.

    Sandra Stiles is our Chief Operating Officer and a director. See 'Business Experience of Continuing Directors with Terms Expiring in 2004' for a discussion of Ms. Stiles' business experience.

    Richard Szefc has served as our Chief Financial Officer since May 1999 and our Treasurer and Secretary since September 1999. From July 1998 to May 1999, Mr. Szefc was an independent consultant. From April 1990 to June 1998, Mr. Szefc served as Executive Vice President and Chief Financial Officer of Random House. Prior to April 1990, Mr. Szefc served as a partner in the audit practice of Arthur Andersen & Co. Mr. Szefc received a B.S. in economics from the University of Pennsylvania.

    Carley Roney is a co-founder of The Knot. She has served as our Editor-In-Chief since our inception in May 1996. From May 1996 to September 1999, she also served as Vice President of Creative Development. From January 1994 to May 1996, she served as President at RunTime Inc., a CD-ROM development firm that she co-founded with David Liu. Ms. Roney received a M.A. in Cultural Studies and a B.F.A. in Film and Television from New York University. Ms. Roney is married to Mr. Liu.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth information concerning the aggregate compensation paid by The Knot to our Chief Executive Officer and other executive officers (the 'Named Executive Officers') for services rendered in all capacities to us for the years ended December 31, 2001, 2000 and 1999:

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM
                                                                                    COMPENSATION
                                                                                       AWARDS
                                                                     ANNUAL         ------------
                                                                 COMPENSATION(1)     SECURITIES
                                                                -----------------    UNDERLYING
                                                                SALARY     BONUS    OPTIONS/SARS
              NAME AND PRINCIPAL POSITION                YEAR     ($)       ($)         (#)
              ---------------------------                ----     ---       ---         ---
David Liu .............................................  2001   250,000    75,000    41,667
  President, Chief Executive Officer and Chairman of     2000   210,348    75,000    125,000
  the Board                                              1999   139,167   100,000      --
Sandra Stiles .........................................  2001   235,000    75,000    41,667
  Chief Operating Officer, Assistant Secretary and       2000   200,932    75,000    125,000
  Director                                               1999   137,292    75,000      --
Richard Szefc(2) ......................................  2001   235,000    75,000     125,000
  Chief Financial Officer, Treasurer and Secretary       2000   200,000    75,000     125,000
                                                         1999    85,625    75,000     250,000
Carlos Manuel Abreu(3) ................................  2001   128,205     --         75,000
  Chief Technology Officer                               2000   184,482   50,000       75,000
                                                         1999   119,167   50,000      100,000

---------

(1) The aggregate amount of perquisites and other personal benefits, if any, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each Named Executive Officer and has therefore been omitted.

(2) Mr. Szefc joined The Knot as Chief Financial Officer in May 1999.

(3) Mr. Abreu resigned from The Knot as Chief Technology Officer in August 2001.

STOCK OPTIONS

    The following table sets forth information concerning stock option grants made to each of the Named Executive Officers during the year ended December 31, 2001. We did not grant any stock appreciation rights to the Named Executive Officers during the year ended December 31, 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                             --------------------------------------------------------
                                              PERCENT OF                                 POTENTIAL REALIZABLE VALUE
                              NUMBER OF     TOTAL OPTIONS/                                 AT ASSUMED ANNUAL RATE
                              SECURITIES     SARS GRANTED                               OF STOCK PRICE APPRECIATION
                              UNDERLYING     TO EMPLOYEES    EXERCISE OR                     FOR OPTION TERM(4)
                             OPTIONS/SARS     IN FISCAL      BASE PRICE    EXPIRATION   ----------------------------
           NAME               GRANTED(1)      YEAR(%)(2)      ($/SH)(3)       DATE      0%($)     5%($)      10%($)
           ----               ----------      ----------      ---------       ----      -----     -----      ------
David Liu(5)...............     41,667            3.1%          0.42        11/30/11     --       11,005     27,890
Sandra Stiles(5)...........     41,667            3.1%          0.42        11/30/11     --       11,005     27,890
Richard Szefc(5)...........    125,000            9.3%          0.42        11/30/11     --       33,017     83,671
Carlos Manuel Abreu(6).....     75,000            5.6%          0.43         6/15/11     --       20,282     51,398

---------

(1) All options were granted under our 1999 Stock Incentive Plan. Unless otherwise indicated, each option vests and becomes exercisable as follows:
    25% after 6 months of service measured from the date of the option grant, and the remaining 75% thereafter in a series of 18 equal monthly installments.

(2) We granted options to acquire an aggregate of 1,342,117 shares of Common Stock to our officers and employees in 2001.

(3) The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date or a combination of cash or shares or any other form of consideration approved by the Board.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(4) There is no assurance provided to any Named Executive Officer or any other holder of our securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% or 10% levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants made to the Named Executive Officers.

(5) The fair market value of the underlying shares of Common Stock on November 30, 2001, the date the options were granted, was $0.42 per share.

(6) The fair market value of the underlying shares of Common Stock on June 15, 2001, the date the options were granted, was $0.43 per share.

                              -------------------
    The following table provides information concerning the value of unexercised options held by each of the Named Executive Officers as of December 31, 2001. No options or stock appreciation rights were exercised during the year ended December 31, 2001.

                         OPTION EXERCISES AND HOLDINGS

                                                                   NUMBER OF
                                                             SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS AT
                                SHARES         VALUE         AT FISCAL YEAR END(#)         FISCAL YEAR END($)(1)
                              ACQUIRED ON    REALIZED     ---------------------------   ---------------------------
           NAME               EXERCISE(#)       ($)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----               -----------       ---       -----------   -------------   -----------   -------------
David Liu..................     --            --             33,854        132,813         --              7,500
Sandra Stiles..............     --            --            304,271        172,396         27,042         11,458
Richard Szefc..............     --            --            195,312        304,688         --             22,500
Carlos Manual Abreu(2).....     --            --             --             --             --             --

---------

(1) Value is defined as the fair market price of our Common Stock at December 31, 2001 less the exercise price. On December 31, 2001, the closing selling price of a share of our Common Stock on the NASD OTC Bulletin Board was $0.60.

(2) Mr. Abreu resigned from The Knot as Chief Technology Officer in August 2001. As of December 31, 2001, Mr. Abreu's options have expired unexercised.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

    On April 12, 1999, The Knot entered into an employment contract with Mr. Liu, our Chief Executive Officer, for three years. The contract provides for salary and the payment of one or more annual bonuses at the sole discretion of the Board. In the event of his termination without cause before the end of the contract term, Mr. Liu is entitled to one year's salary plus certain benefits. The contract also contains a covenant by Mr. Liu not to compete for the term of the contract and for one year after the term expires. As of March 26, 2002, Mr. Liu's annual salary was $265,000.

    On November 2, 1998, The Knot entered into an employment contract with Ms. Stiles, our Chief Operating Officer, which is terminable at any time. In the event of her termination without cause, Ms. Stiles is entitled to one year's salary plus certain benefits. As of March 26, 2002, Ms. Stiles' annual salary was $250,000.

    On May 31, 1999, The Knot entered into an employment contract with Mr. Szefc, our Chief Financial Officer, which is terminable at any time. In the event of his termination without cause, Mr. Szefc is entitled to one year's salary plus certain benefits. As of March 26, 2002, Mr. Szefc's salary was $250,000.

    All of the options awarded by The Knot to the Named Executive Officers during the year ended December 31, 2000 provide that, in the event that we are acquired by merger, asset sale or sale of more than 50% of our voting securities by the stockholders, each outstanding option which is not to be assumed by the successor corporation will automatically accelerate by a period of 12 months so that the options shall, immediately prior to the effective date of such change of control, become exercisable for all of the option shares which would otherwise have become exercisable during the first 12 months following the effective date of such change of control as if optionee remained in service with The Knot throughout such 12-month period and may be exercised for any or all of those option shares as fully-vested shares of Common Stock.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee offers this report regarding compensation for The Knot's executive officers and Chief Executive Officer.

    General Compensation Policy. The fundamental policy of the Compensation Committee is to provide our executive officers with competitive compensation opportunities based upon their contribution to The Knot's development and financial success and their personal performance. The Compensation Committee, with this objective in mind, recommends to the Board compensation packages for our executive officers designed to retain and attract top quality management and to encourage them to contribute to the achievement of our business objectives. In addition, the Compensation Committee attempts to establish compensation packages that are comparable to the packages received by executives of similar companies and reasonable in light of our internal base salary comparability considerations.

    We compensate our executive officers with a combination of salary and incentives designed to encourage efforts to achieve both the short-term and long-term goals of The Knot. The compensation structure attempts to reward both individual contributions as well as our overall performance. The principal factors which the Compensation Committee considered with respect to each executive officer's compensation package for fiscal year 2001 are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors in advising our Chief Executive Officer and the Board with respect to executive compensation for future years.

    The basic components of our compensation packages for our executive officers include the following:

        Base Salary

        Annual Incentives

        Long-Term Incentives

        Benefits

    Base Salary. The base salary for each executive officer is determined on the basis of the following factors: experience, personal performance, the salary levels in effect for comparable positions within and without the industry, and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate. Base salaries are generally reviewed on an annual basis, with adjustments made in accordance with the factors indicated above. In addition, in reviewing annual adjustments, the Compensation Committee takes into account our performance in the fiscal year then ended.

    Annual Incentives. The incentive compensation of our executive officers is closely related to The Knot's performance. A portion of the cash compensation of executive officers consists of contingent compensation. Bonus awards are based on, among other things, performance objectives and goals that are tailored to the responsibilities and functions of key executives. The Compensation Committee also considered other factors and circumstances that affected specific performance objectives and goals or otherwise impacted The Knot. For 2001, we approved bonuses to our executive officers in an aggregate amount of $225,000.

    Long-Term Incentive Compensation. Long-term incentives are provided through grants of stock options. The grants are designed to align the interests of each executive officer with those of our stockholders and provide each individual with a significant incentive to manage The Knot from the perspective of an owner with an equity stake in the company. Each option grant allows the individual to acquire shares of our Common Stock at a fixed price per share (generally, the market price on the grant date) over a specified period of time (up to ten years). Each option generally becomes exercisable in installments over periods ranging from 2 to 4 years, contingent upon the executive officer's continued employment with The Knot. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed by us during the vesting period, and then only if the market price of the underlying shares appreciates. During 2001, we granted to our executive officers options to purchase an aggregate of 208,334 shares of Common Stock.

    Benefits. Benefits offered to our executive officers serve as a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to our executive officers are substantially the same as those offered to all our regular employees.

    CEO Compensation. The plans and policies discussed above were the basis for the 2001 compensation of our Chief Executive Officer, Mr. David Liu. In advising the Board with respect to this compensation, the Compensation Committee seeks to achieve two objectives: (i) establish a level of base salary competitive with that paid by companies within the industry which are of comparable size to The Knot and by companies outside of the industry with which we compete for executive talent and (ii) make a significant percentage of the total compensation package contingent upon The Knot's performance and stock price appreciation. In accordance with these objectives, Mr. Liu received a base salary of $250,000 and a bonus of $75,000 for fiscal year 2001. Options to purchase 41,667 shares of Common Stock were granted to Mr. Liu, in fiscal year 2001, and he currently holds a total of 166,667 stock options, of which 127,604 are unvested as of March 26, 2002. Mr. Liu's 2001 compensation was based on the actual financial performance of The Knot in achieving designated corporate objectives.

    Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation paid to our executive officers for the 2001 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to our executive officers for fiscal year 2001 will exceed that limit. Because it is very unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to our executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

                                          Compensation Committee
                                          Randy Ronning
                                          Ann Winblad

REPORT OF THE AUDIT COMMITTEE

    The information contained in this report shall not be deemed to be 'soliciting material' or 'filed' or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of
Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended or Securities Exchange Act of 1934, as amended.

    The Audit Committee oversees The Knot's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

    The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of The Knot's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and The Knot, including discussing the matters in the written disclosures which were received by the Committee and are required by the Independence Standards Board, and considered the compatibility of nonaudit services with the auditors' independence.

    The Committee discussed with The Knot's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of The Knot's internal controls, and the overall quality of The Knot's financial reporting. The Committee held five meetings during fiscal year 2001. Each meeting was attended by all members.

    It is not the duty or responsibility of the Committee to conduct auditing or accounting reviews and procedures. In performing their oversight responsibility, members of the Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the financial statements are presented in accordance with generally accepted accounting principles.

    In reliance on the reviews and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder ratification, the selection of The Knot's independent auditors.

                                          Audit Committee
                                          Ann Winblad
                                          Randy Ronning

STOCK PERFORMANCE GRAPH

    The Securities and Exchange Commission requires us to present a graph comparing the cumulative total stockholder return on the Common Stock with the cumulative total stockholder return of (i) a broad equity market index and
(ii) a published industry index or peer group. Although the graph would normally be for a five-year period, the Common Stock began trading publicly on December 2, 1999 and, as a result, the following chart commences as of such date. This chart compares the Common Stock with (i) the Nasdaq Stock Market-United States Index and (ii) the Russell 2000 Index.

                                     [GRAPH]

                  COMPARISON OF 25 MONTH CUMULATIVE TOTAL RETURN*
             AMONG THE KNOT INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                            AND THE RUSSELL 2000 INDEX

                                   12/1/99       12/99       12/00        12/01
                                   -------       -----       -----        -----
KNOT INC.                           $100       $ 84.38     $  9.38      $  6.00
NASDAQ STOCK MARKET (U.S.)           100        121.38       73.01        57.00
RUSSELL 2000                         100        111.41      108.05       110.73

---------

* $100 invested on 12/2/99 in stock or index -- including reinvestment of dividends. Fiscal year ending 12/31.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

RELATIONSHIP WITH QVC

    On April 13, 1999, The Knot sold 4,000,000 shares of our Series B Preferred Stock at a price of $3.75 per share to QVC. QVC paid an aggregate of $15.0 million for the shares of Series B Preferred Stock and received a warrant to purchase 1,700,000 shares of our Common Stock at an exercise price of $5.00 per share. The Series B Preferred Stock converted into Common Stock on a one-for-one basis and the warrant became exercisable upon our initial public offering of Common Stock. The warrant expired unexercised on December 2, 2001. The Common Stock has been assigned to QVC Interactive Holdings, LLC (now known as Interactive Technology Holdings, LLC). We also entered into a services agreement with QVC, which we believe is on terms and conditions no less favorable to us than we could have obtained from unaffiliated third parties. For the years ended December 31, 2001, 2000 and 1999, we purchased merchandise and incurred warehousing, fulfillment and distribution and billing costs under the agreement in the aggregate amounts of $128,000, $515,000 and $172,000, respectively. Randy Ronning, a member of our Board, has been the Executive Vice President of Affiliate Relations, iQVC and New Business Development of QVC since January 2001.

RELATIONSHIP WITH MAY DEPARTMENT STORES COMPANY

    On February 19, 2002, The Knot entered into a Common Stock Purchase Agreement (the 'Agreement') with May Bridal Corporation ('May Bridal'), an affiliate of May Department Stores Company ('May'), pursuant to which The Knot sold 3,575,747 shares of Common Stock to May Bridal for $5,000,000 in cash. The agreement provides that if The Knot proposes to sell, transfer or otherwise issue any Common or Preferred Stock or other interest convertible into Common Stock ('equity interests') to any third party, (other than shares previously reserved or certain shares which shall be reserved for future issuance pursuant to Stock Incentive Plans approved by the Board of Directors or Stockholders of the Knot) and which transaction would dilute May Bridal's interest in the Common Stock or voting power of the Company prior to the transaction by more than one percentage point, then

The Knot shall offer May Bridal the right to acquire a similar equity interest, on the same terms and conditions as offered to the third party, in such amount as to preserve its percentage interest in the Common Stock and voting power of the Company. If The Knot proposes to acquire any equity interest from a third party, which transaction would result in May Bridal's interest in the Common Stock or voting power of the Company exceeding 20%, then The Knot shall offer to acquire equity interests from May Bridal on the same terms as offered to the third party, to permit May Bridal to own less than 20% of the Common Stock or voting power of the Company after the transaction. In addition, so long as May Bridal owns more than 15% of the Common Stock or voting power of the Company, May Bridal shall have the right to designate one member of the Board of Directors of The Knot and to nominate and submit such person for election by the Stockholders of The Knot. Joseph Brehob, a member of our Board designated by May Bridal, has been the Vice President of Internet Marketing of May Department Stores Company since January 2001.

    On February 19, 2002, The Knot entered into a Media Services Agreement with May pursuant to which The Knot and May will develop an integrated marketing program to promote and support May department store companies which offer wedding registry services. The Media Services Agreement has an initial term of three years, which may be extended under certain conditions, and may be renewed by May for up to three additional one-year terms.

MISCELLANEOUS

    The Certificate of Incorporation eliminates, subject to certain exceptions, directors' personal liability to The Knot or our stockholders for monetary damages for breaches of fiduciary duties. The Certificate of Incorporation does not, however, eliminate or limit the personal liability of a director for
(i) any breach of the director's duty of loyalty to The Knot or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

    Our Amended and Restated Bylaws provide that we shall indemnify our directors and executive officers to the fullest extent permitted under the Delaware General Corporation Law, and may indemnify our other officers, employees and other agents as set forth in the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our directors and officers. The indemnification agreements contain provisions that require us, among other things, to indemnify our directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as our directors or executive officers or other entities to which they provide service at our request and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. We believe that these provisions and agreements are necessary to attract and retain qualified directors and officers. We have obtained an insurance policy covering our directors and officers for claims that such directors and officers may otherwise be required to pay or for which we are required to indemnify them, subject to certain exclusions.

    On August 14, 2000, certain Weddingpages franchisees commenced litigation in Supreme Court, New York County, New York against us and certain of our officers, including David Liu, our Chairman and Chief Executive Officer. The plaintiffs seek to enjoin us from taking actions, primarily relating to the sale of advertising in certain local markets, which plaintiffs claim will damage the value of their Weddingpages franchises and money damages in an unspecified amount. On October 19, 2000, we filed our initial response. On October 27, 2000, the Supreme Court of the State of New York refused to grant preliminary injunctions sought by certain Weddingpages franchisees. The court ordered that the parties submit their dispute to a neutral mediator. In February, March and April 2001, as a result of negotiations among the parties and with the assistance of the mediator, non-monetary settlements were reached with seven of the plaintiffs in the action. Six franchisees have not executed the settlement agreement as negotiated. Five of those franchisees have since sought a temporary restraining order and a preliminary injunction to keep us, among other things, from soliciting Internet advertisement sales within those franchisees' Weddingpages franchise territories. On May 31, 2001, the Court denied the franchisees' motion for a temporary restraining order. On July 2, 2001, the Court heard arguments on the franchisees' motion for a preliminary injunction. At the same time, the Court heard arguments on Weddingpages' cross-motion to compel arbitration and on the Knot's cross-motion to stay litigation pending arbitration. On August 22, 2001, the Court denied the remaining franchisees' request for injunctive relief against us, effectively ordered the franchisees to arbitrate their claims against Weddingpages, and stayed the action against The Knot pending the completion of such arbitration. In denying the remaining franchisees' motion for injunctive relief, the Court agreed with our legal arguments in every material respect. Most significantly, in a three-page opinion, the Court held that the franchisees would be unlikely to succeed on the merits of their claims against The Knot.

    Despite the Court's order, the franchisees failed to take any action to initiate arbitration of their dispute with Weddingpages. Thus, on January 25, 2002, Weddingpages commenced arbitration by filing a Demand for Arbitration before the American Arbitration Association. The stay of the action against The Knot remains in effect until the completion of the arbitration. To the extent that the action proceeds, however, we will continue to vigorously exercise our rights and oppose the plaintiffs' overreaching claims.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires The Knot's officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all reports they file pursuant to
Section 16(a).

    Based solely on a review of the copies of such reports furnished to The Knot, we believe that, during 2001, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% stockholders were satisfied.

                       DEADLINE FOR STOCKHOLDER PROPOSALS

    Stockholder proposals that are intended to be presented at our annual meeting of stockholders to be held in 2003 must be received by us no later than December 17, 2002, if such proposals are to be included in the proxy statement and related proxy materials relating to that meeting. In addition, the proxy solicited by the Board of Directors for the annual meeting of stockholders to be held in 2003 will confer discretionary authority to vote on any stockholder proposal presented at that meeting unless we receive notice of such proposal on or before February 15, 2003.

                                   FORM 10-K

    The Knot filed an Annual Report on Form 10-K for the fiscal year ended December 31, 2001 with the Securities and Exchange Commission on March 29, 2002. Stockholders may obtain a copy of this report, without charge, upon written request, by writing to Investor Relations, at our executive offices, which are located at 462 Broadway, 6th Floor, New York, New York 10013.

                                 OTHER BUSINESS

    The Board knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                          Order of the Board of Directors

                                      /s/ RICHARD SZEFC
                                          RICHARD SZEFC
                                          Secretary

Dated: April 10, 2002

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                                  APPENDIX 1

THE KNOT, INC.                                                        PROXY CARD

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints David Liu and Richard Szefc, jointly and severally, as proxies, with full power of substitution and resubstitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of THE KNOT, INC. to be held on Wednesday, May 15, 2002, or at any postponement or adjournment thereof, as specified on the reverse, and to vote in his or their discretion on such other business as may properly come before the Annual Meeting and any adjournment thereof.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

    UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND WILL BE VOTED BY THE PROXYHOLDERS AT THEIR DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE MEETING OR ANY ADJOURNMENTS THEREOF. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN BELOW, NO BOXES NEED BE CHECKED.

                     (PLEASE SIGN AND DATE ON REVERSE SIDE)





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A [X] Please mark your
      votes as in this
      example                       DO NOT PRINT IN THIS AREA
-------------------------------------------------------------------------------

1. ELECTION OF  FOR   WITHHELD
    DIRECTOR    [ ]     [ ]      Nominee: David Liu will stand for
                                          re-election to the Board
                                          for the term to expire in 2005.

                                                 FOR    AGAINST    ABSTAIN
2. RATIFICATION OF ACCOUNTANTS: To ratify        [ ]      [ ]        [ ]
   and approve the selection of Ernst &
   Young LLP as independent auditors for the fiscal year ending December 31, 2002.



        SHAREHOLDER NAME AND ADDRESS
         DO NOT PRINT IN THIS AREA

                                                CHECK HERE IF YOU
                                                PLAN TO ATTEND THE
                                                ANNUAL MEETING       [ ]


SIGNATURE(S)______________________              DATE __________, 2002

NOTE: Please sign exactly as name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.